SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 9, 2001

                                  iParty Corp.
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             (Exact name of registrant as specified in its charter)

          Delaware                       0-25507                  13-4012236
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(State or other jurisdiction     (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)

               1457 VFW Parkway, West Roxbury, Massachusetts 02132
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                (Address of principal executive offices/Zip Code)

Former name, former address, and former fiscal year, if changed since last report:

Item 5. Other Events

      On November 12, 2001, iParty Corp. (the "Company") announced that its Board of Directors adopted a Stockholder Rights Plan (the "Plan"). Under the Plan each stockholder of record at the close of business on November 9, 2001, will receive a dividend of one right for each outstanding share of the Company's common stock, par value $0.001 per share, and each share of the Company's outstanding preferred stock, par value $0.001 per share, on an as converted basis. Each right entitles the holder to purchase from the Company, upon the occurrence of certain events, one one-hundredth of a share of a new series of Series G Junior Preferred Stock at an initial purchase price of $2.00. A press release was issued to that effect. The complete text of the press release issued by the Company and the Rights Agreement dated as of November 9, 2001, are attached as exhibits to this document.

Item 7. Financial Statements and Exhibits

      (c) Exhibits.

Number      Description
------      -----------

99.1        Press Release dated November 12, 2001.

99.2        Rights Agreement dated as of November 9, 2001 between iParty Corp.
            and Continental Stock Transfer and Trust Company, as Rights Agent.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        iParty Corp.


Date: 11/15/01                          By: /s/ Sal Perisano
      --------                              ------------------------------------
                                                Sal Perisano
                                                Chief Executive Officer


Date: 11/15/01                          By: /s/ Patrick Farrell
      --------                              ------------------------------------
                                                Patrick Farrell
                                                President

                                  EXHIBIT INDEX

Number      Description
------      -----------

99.1        Press Release dated November 12, 2001.

99.2        Rights Agreement dated as of November 9, 2001 between iParty Corp.
            and Continental Stock Transfer and Trust Company, as Rights Agent.